Exhibit 99.2

From:	Jose López Lecube

Intendente Becco 2380, Dpto. 32, Béccar,

B1643, Provincia de Buenos Aires, Argentina.

To:	Moolec Science SA

17, Boulevard F.W. Raiffeisen

L-2411 Luxembourg,

Grand Duchy of Luxembourg

(“Moolec”)

Re: Consent to be Named as a Director Nominee

Dear Sirs,

In connection with the filing by Moolec of the Registration Statement on Form F-4 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), I hereby consent, pursuant to Rule 438 of the Securities Act, to being named as a nominee to the board of directors of Moolec in the Registration Statement and any and all amendments and supplements thereto. I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto.

Yours faithfully,

[Signature page follows]

Executed in Provincia de Buenos Aires on November 21, 2022.

/s/ Jose López Lecube
By: Jose López Lecube

Intendente Becco 2380, Dpto. 32, Béccar,
B1643, Provincia de Buenos Aires, Argentina.